Exhibit 99.1

FOR IMMEDIATE RELEASE

Switch Announces Pricing of $500 Million Offering of Senior Notes

LAS VEGAS, June 1, 2021—Switch, Inc. (NYSE: SWCH) (“Switch”) today announced that its subsidiary Switch, Ltd. (the “Issuer”) priced its private offering of $500 million in aggregate principal amount of its 4.125% senior unsecured notes due 2029 (the “Notes”). The offering is expected to close on June 7, 2021, subject to customary closing conditions. The private offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by each of the Issuer’s subsidiaries that guarantee the Issuer’s obligations under its senior secured credit facilities.

The Issuer intends to use the net proceeds from the offering of the Notes to fund the purchase price for the acquisition (“Acquisition”) of Data Foundry, Inc. (“Data Foundry”) pursuant to an Interest Purchase Agreement, dated as of May 3, 2021 (the “Purchase Agreement”), among the Issuer, Data Foundry, Waterloo, Inc. and certain persons listed therein and to pay fees and expenses in connection with the Acquisition. The remaining net proceeds will be used for general corporate purposes.

If (i) the consummation of the Acquisition does not occur on or before July 31, 2021 (or such later date if the end date is extended under the Purchase Agreement) (the “End Date”) or (ii) the Issuer determines that the consummation of the Acquisition will not occur on or before the End Date, then the Issuer will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and thus, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes have been offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations regarding its future growth outlook; Switch’s expectations regarding the transaction to acquire Data Foundry; Switch’s expectations regarding building toward its long-term strategic goals, including to entrench itself as a leading destination for mission critical enterprise colocation and secure hybrid cloud ecosystems, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2021, Switch’s expectations regarding key transactions and its sales pipeline for the remainder of 2021, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (ii) its ability to successfully close the transaction to acquire Data Foundry and integrate the Data Foundry operations; (iii) delays or unexpected costs in development and opening of data center facilities; (iv) any slowdown in demand for its existing data center resources; (v) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vi) its ability to effectively compete in the data center market; (vii) its ability to license space in its existing data centers; (viii) the geographic concentration of its data centers in certain markets; (ix) local economic, credit and market conditions that impact its customers in these markets; (x) the impact of delays or disruptions in third-party network connectivity; (xi) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiii) its ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in its credit instruments; (xiv) fluctuations in interest rates and increased operating costs, including power costs; (xv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvi) loss of significant customers or key personnel; (xvii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

SOURCE Switch, Inc.

Investor contact:

Matthew Heinz, CFA

investorrelations@switch.com

(702) 479-3993

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